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                                                              EXHIBIT 23.5

                     CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Coinmach Laundry Corporation:

  We consent to the use of our reports dated April 28, 1995, with respect to the consolidated statements of operations, stockholders' deficiency and cash flows of CIC I Acquisition Corp. and subsidiaries for the year ended December 31, 1994 and to the consolidated statements of operations and accumulated deficit and cash flows of CIC I Acquisition Corp. and subsidiaries for the month ended January 31, 1995, which reports are incorporated herein by reference. We also consent to the use of our report dated July 7, 1995, with respect to the consolidated statements of operations and accumulated deficit and cash flows of The Coinmach Corporation and subsidiaries for the two months ended March 31, 1995, which report is incorporated herein by reference. Such reports appear in Amendment No. 1 to Form 10-K/A of Coinmach Laundry Corporation for the fiscal year ended March 28, 1997. In addition, we consent to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

New York, New York

November 25, 1997